Exhibit 16.1

July 24, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Alpha Pro Tech, Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Alpha Pro Tech, Ltd. dated July 21, 2009.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, UT